
<ARTICLE> 5
<LEGEND>
This schedule contains summary information extracted from the condensed consolidated balance sheet at June 30, 1997 and the condensed consolidated statements of income for the three months ended June 30, 1997 and 1996 and is qualified in its entirety by reference to such.
</LEGEND>

<PERIOD-TYPE>                   3-MOS                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1998             MAR-31-1997
<PERIOD-END>                               JUN-30-1997             JUN-30-1996
<CASH>                                          80,805                       0<F1><F2>
<SECURITIES>                                         0                       0
<RECEIVABLES>                               27,060,962                       0
<ALLOWANCES>                                 4,802,482                       0
<INVENTORY>                                          0                       0
<CURRENT-ASSETS>                                     0                       0
<PP&E>                                         551,606                       0
<DEPRECIATION>                                 363,705                       0
<TOTAL-ASSETS>                              28,166,345                       0
<CURRENT-LIABILITIES>                       21,914,521                       0
<BONDS>                                              0                       0
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                     3,713,210                       0
<OTHER-SE>                                   2,538,614                       0
<TOTAL-LIABILITY-AND-EQUITY>                28,166,345                       0
<SALES>                                        109,481                 113,711
<TOTAL-REVENUES>                             1,801,289               1,461,775
<CGS>                                           21,377                  22,465
<TOTAL-COSTS>                                  652,933                 471,408
<OTHER-EXPENSES>                               792,305                 658,046
<LOSS-PROVISION>                               132,322                  54,313
<INTEREST-EXPENSE>                             499,234                 394,630
<INCOME-PRETAX>                                356,051                 332,321
<INCOME-TAX>                                   139,505                 125,865
<INCOME-CONTINUING>                            216,546                 206,456
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                      0                       0
<CHANGES>                                            0                       0
<NET-INCOME>                                   216,546                 206,456
<EPS-PRIMARY>                                      .03                     .03
<EPS-DILUTED>                                      .03                     .03

<F1>Receivables are presented net of unearned finance charges, nonrefundable dealer reserve and allowance for doubtful accounts.
<F2>Allowances are presented as total reserves, comprised of nonrefundable dealer reserve and allowance for doubtful accounts.

